UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K/A
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________
Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)
  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (the "Amendment") amends our Current Report on Form 8-K dated February 23, 2017 (the "Original Form 8-K"). This Amendment is being filed to reflect certain updates to the pro forma financial statements and the explanatory notes thereto. No other changes have been made to our Original Form 8-K.

Item 1.01 Entry Into Material Definitive Agreement
Contribution Agreement
On February 23, 2017, the Partnership and Hi-Crush Augusta Acquisition Co. LLC ("Acquisition Co.") entered into a Contribution Agreement (the "Contribution Agreement") with Hi-Crush Proppants LLC ("Proppants"). Pursuant to the Contribution Agreement, the Acquisition Co., a wholly owned subsidiary of the Partnership, paid to Proppants $140 million in cash and may pay up to $65 million of contingent consideration over a two-year period. Proppants contributed all of the outstanding membership interests in Hi-Crush Whitehall LLC ( "Whitehall"), the remaining 2% equity interest in Hi-Crush Augusta LLC, and all of the outstanding membership interests in PDQ Properties LLC (together the "Other Assets"), to Acquisition Co.
As of February 23, 2017, Proppants owned all of the incentive distribution rights, 20,693,643 common units and wholly owned Hi-Crush GP LLC, the general partner of the Partnership (the "General Partner"). The Whitehall facility has 80.7 million tons of proven recoverable Northern White frac sand reserves on 1,447-acres, with an annual processing capacity of approximately 2.86 million tons of frac sand per year.
The Conflicts Committee (the "Conflicts Committee") of the Board of Directors of the General Partner approved the transaction contemplated by the Contribution Agreement (the "Transaction"). The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. The Transaction closed on March 15, 2017.

Item 2.02 Results of Operations and Financial Condition
The information regarding the Contribution Agreement and the Transaction contemplated thereunder set forth in Item 1.01 of this Amendment is incorporated into this Item 2.02 by reference and the pro forma financial information giving effect to the acquisition of Whitehall and Other Assets required by Items 9.01(b) of Form 8-K are included herein.

Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
The following pro forma financial information is being filed with this report as Exhibit 99.4:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Years Ended December 31, 2016, 2015 and 2014

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(d) Exhibits

Exhibit Number	Exhibit Description

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016 and Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended December 31, 2016, 2015 and 2014 and related notes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	May 12, 2017	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016 and Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended December 31, 2016, 2015 and 2014 and related notes